Exhibit 8.2

April 2, 2015

Celleration, Inc.

6321 Bury Drive, Suite 15

Eden Prairie, MN 55346

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Celleration, Inc., a Delaware corporation (“Celleration”), in connection with the acquisition (the “Acquisition”) of Celleration by Alliqua Biomedical, Inc., a Delaware corporation (“Alliqua”), pursuant to the Agreement and Plan of Merger dated as of February 2, 2015 among Alliqua, ALQA Cedar, Inc., a Delaware corporation, Celleration, and the Stockholder Representative (the “Agreement and Plan of Merger”). In connection with the Acquisition, Alliqua and Celleration filed a joint proxy and consent solicitation statement/prospectus on Form S-4 under the Securities Act of 1933, dated March 6, 2015 and amended on the date hereof by Amendment No. 1 to the Registration Statement on Form S-4 (as amended, the “Registration Statement”). You have requested our opinion concerning the statements in the Registration Statement under the heading “U.S. Federal Income Tax Considerations.”

Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations issued thereunder, published administrative positions of the Internal Revenue Service (the “IRS”) contained in revenue rulings, revenue procedures and other administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change, which may be retroactive, and to differing interpretations. Any change in these authorities could affect the opinion set forth herein. Nevertheless, we undertake no responsibility to advise or notify you of any developments in the application or interpretation of these authorities that occur after the date of our opinion. Our opinion is not binding on the IRS or the courts. Accordingly, there is no assurance that the IRS will not assert a contrary position or that a court will not agree with such a contrary position.

For purposes of rendering this opinion, we have reviewed and relied on the Agreement and Plan of Merger, the Registration Statement, and such other agreements, instruments and documents as we have deemed necessary or appropriate, and we have reviewed such questions of law as may be considered necessary or appropriate. In rendering this opinion we have also relied on factual representations and determinations made by Celleration and Alliqua as set forth in Tax Representation Certificates delivered to us on or before the date hereof. Our opinion is also based on the assumption that the Acquisition will be consummated in accordance with the terms and conditions of the Agreement and Plan of Merger and as described in the Registration Statement, and that there are no arrangements, understandings, or agreements among any persons other than those described in the Agreement and Plan of Merger.

Celleration Inc.

April 2, 2015

In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing those documents and the conformity to authentic original documents of all documents submitted to us as copies. We have assumed that all factual representations and determinations on which our opinion is based are true and correct as of the date given and thereafter where relevant (without regard to whether such representations or determinations are made “to the best knowledge of” any person or party or with similar qualification) and that no actions have been or will be taken which are inconsistent with such representations or determinations.

Based upon and subject to the foregoing, we confirm to you that the disclosure as to matters of United States federal income tax law as set forth under the heading “U.S. Federal Income Tax Considerations” in the Prospectus included in the Registration Statement constitutes our opinion, subject to the limitations, assumptions, and qualifications set forth therein.

Our opinion is limited to the U.S. federal income tax matters expressly addressed herein. No opinion is expressed and none should be inferred as to any other matter.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

BWL/KAS/MJP/ss